AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”), is made as of April 1, 2023, by and between Pacific Funds Series Trust (the “Pacific Funds Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 700 Newport Center Drive, Newport Beach, California, 92660, on behalf of its series portfolios listed on Exhibit A attached hereto (each portfolio, an “Acquired Fund” and collectively, the “Acquired Funds”), and Aristotle Funds Series Trust (the “Aristotle Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025, on behalf its series listed on Exhibit A attached hereto (each series an “Acquiring Fund” and collectively, the “Acquiring Funds”). Other than the Acquiring Funds and the Acquired Funds, no other series of either the Pacific Funds Trust or the Aristotle Trust are subject to this Agreement. Pacific Life Fund Advisors LLC (“PLFA”), a Delaware limited liability company and Aristotle Capital Management, LLC (“Aristotle”), a limited liability company organized under the laws of the State of Delaware, each join this Agreement solely for the purposes of Sections 3.2, 9.2 and 10.2.

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated under Section 368 of the Code. Each reorganization (“Reorganization”) will consist of (i) the transfer of all of the assets, property and goodwill (exclusive of any rights to the “Pacific Funds” name) as set forth in Section 1.2 of this Agreement (“Assets”) of an Acquired Fund (which may be renamed subsequent to the date of this Agreement) to the corresponding Acquiring Fund set forth on Exhibit A (each such pair of Acquired Fund and its corresponding Acquiring Fund, a “Corresponding Acquired Fund” or “Corresponding Acquiring Fund” as appropriate), in exchange solely for shares of beneficial interest, no par value per share, of the classes of the Acquiring Fund corresponding to the classes of shares the Corresponding Acquiring Fund specified on Exhibit A (“Acquiring Fund Shares”), the number of such shares of each class of the Corresponding Acquiring Fund to be determined as set forth in this Agreement; (ii) the assumption by an Acquiring Fund of the Obligations (as hereinafter defined) of the Corresponding Acquired Fund; and (iii) the distribution, after the closing date provided in Section 3.1 (the “Closing Date”) of Acquiring Fund Shares and the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement. Each Acquiring Fund is a shell series, without assets or liabilities, created for the purpose of acquiring the Assets and Obligations (as defined below) of the Corresponding Acquired Fund.

This Agreement provides for multiple Reorganizations and each Reorganization between an Acquired Fund and its Corresponding Acquiring Fund shall be treated as if it had been the subject of a separate agreement. Each Acquired Fund and the Pacific Funds Trust acting for itself and on behalf of each Acquired Fund, and each Corresponding Acquiring Fund and the Aristotle Trust acting for itself and on behalf of each Corresponding Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party.

The parties hereto therefore covenant and agree as follows:

1.	TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF OBLIGATIONS AND THE ACQUIRING FUND SHARES OF THE CORRESPONDING ACQUIRING FUND AND LIQUIDATION OF THE ACQUIRED FUND.

1.1	Subject to the terms and conditions hereof and on the basis of the representations, warranties and covenants contained herein:

(a)	The Pacific Funds Trust, on behalf of each Corresponding Acquired Fund, agrees to sell, assign, convey, deliver and otherwise transfer to the Corresponding Acquiring Fund, and the Aristotle Trust, on behalf of each Corresponding Acquiring Fund, will acquire, on the Closing Date, all of the Assets of the Corresponding Acquired Fund, as set forth in Section 1.2.

(b)	The Aristotle Trust, on behalf of each Acquiring Fund, shall, on the Closing Date, (i) issue and deliver to the Corresponding Acquired Fund (i) as to each class of shares of the Corresponding Acquired Fund set forth on Exhibit A (each, an “Acquired Fund Share Class”), the number of Acquiring Fund Shares (including fractional shares, if any) of the corresponding class of Acquiring Fund Shares set forth on Exhibit A (each, a “Corresponding Acquiring Fund Share Class”) determined by dividing (A) the amount of the assets of the Corresponding Acquired Fund attributable to the Acquired Fund Share Class, less the amount of the liabilities of the Corresponding Acquired Fund attributable to that Acquired Fund Share Class, computed in the manner and as of the time and date set forth in Sections 2.2 and 2.3, by (B) the net asset value of one share of the Corresponding Acquired Fund Share Class, computed in the manner and as of the time and date set forth in Sections 2.2 and 2.3, and (ii) assume, with respect to each Acquiring Fund, all of the Corresponding Acquired Fund’s liabilities and obligations of any kind whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise in existence on the Closing Date (the “Obligations”). Such transactions shall take place at the closing provided for in Section 3 (the “Closing”). Each Acquired Fund shall use its best efforts to discharge all of its Obligations prior to the Closing consistent with its obligation to continue to pursue its investment objective and strategies in accordance with the terms of its prospectus and to continue to manage the day-to-day operations of the Acquired Fund without disruption to the Acquired Fund Shareholders (as defined below).

(c)	Upon consummation of the transactions described in subsections (a) and (b) above, each Acquired Fund in complete liquidation shall distribute to its shareholders of record as of the Closing Date (“Acquired Fund Shareholders”) the shares of the Corresponding Acquiring Fund received by it. Each Acquired Fund Shareholder of an Acquired Fund Share Class shall be entitled to receive that number of shares of the Corresponding Acquiring Fund Share Class equal to (i) the number of shares of such Acquired Fund Share Class held by such Acquired Fund Shareholder divided by the number of shares of such Acquired Fund Share Class outstanding on such date multiplied by (ii) the total number of shares of the Corresponding Acquiring Fund Share Class received by the Acquired Fund in respect of such Acquired Fund Share Class.

1.2.	The Assets of each Acquired Fund to be acquired by the Corresponding Acquiring Fund shall consist of all cash, securities, commodities and futures interests, dividends and all receivables for shares sold and all other Assets which are owned by the Acquired Fund on the Closing Date.

1.3.	As provided in Section 3.4, as soon after the Closing Date as is conveniently practicable, the Pacific Funds Trust agrees that each Acquired Fund will liquidate and distribute, pro rata, to Acquired Fund Shareholders the Acquiring Fund Shares received by the Acquired Fund as contemplated by Section 1.1 (such date, the “Liquidation Date”). Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of each Acquired Fund on the books of the Corresponding Acquiring Fund to open accounts on the share records of the Corresponding Acquiring Fund in the names of Acquired Fund Shareholders and representing the respective number of Acquiring Fund Shares due to such shareholders. The Corresponding Acquiring Fund shall not be obligated to issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.4.	As soon as practicable after the Closing Date, the Pacific Funds Trust agrees that each Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete liquidation, dissolution and termination of its registration with the Securities and Exchange Commission (the “Commission”). The Pacific Funds Trust further agrees that any reporting responsibility relating to such liquidation of the Acquired Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Commission, any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Pacific Funds Trust and each Acquired Fund, up to and including the Closing Date and thereafter.

1.5.	Any and all obligations or liabilities arising under or in respect of this Agreement with respect to an Acquired Fund or its Corresponding Acquiring Fund shall be those of such Acquired Fund or its Corresponding Acquiring Fund, as the case may be, and shall not otherwise be obligations or liabilities of the Pacific Funds Trust or the Aristotle Trust generally, and, for clarity, under no circumstances will any other series of the Pacific Funds Trust or the Aristotle Trust have any obligation or liability under or in respect of this Agreement or the transactions contemplated hereby.

2.	Valuation.

2.1.	On the Closing Date, each Acquiring Fund will deliver to the Corresponding Acquired Fund a number of Acquiring Fund Shares (including fractional shares, if any) determined as provided in

Section 1.1(b).

2.2.	The net asset value of each Acquired Fund’s Assets to be acquired by its Corresponding Acquiring Fund hereunder shall be computed as of the close of business on the Valuation Date (defined below) by the administrator of the Acquiring Funds pursuant to the valuation procedures set forth in the Aristotle Trust’s Agreement and Declaration of Trust and the Acquiring Fund’s then current prospectus or prospectuses and statement of additional information (“Aristotle Valuation Procedures”); provided, however, that to the extent the net asset value of any Acquired Fund’s Assets computed pursuant to the Aristotle Valuation Procedures is materially different from the net asset value of such Acquired Fund computed pursuant to the Pacific Funds Trust’s valuation procedures, the parties shall cooperate reasonably to resolve such difference, and, in the absence of such agreement, either party may terminate this Agreement as to the Funds in question upon written notice to the other parties.

2.3.	The valuation date shall be at the close of business on the business day immediately preceding the Closing Date, after the declaration of any dividends, if applicable, by an Acquired Fund and after effectuating any redemptions of Acquired Fund shares effective as of such date (the “Valuation Date”).

2.4.	The Aristotle Trust agrees that each Acquiring Fund shall issue Acquiring Fund Shares to the applicable Corresponding Acquired Fund on one share deposit receipt registered in the name of the Corresponding Acquired Fund. The Acquired Fund shall distribute in liquidation the Acquiring Fund Shares received by it hereunder pro rata to Acquired Fund Shareholders as contemplated by Section 1.1, by redelivering such share deposit receipt to the Aristotle Trust’s transfer agent which will as soon as practicable open accounts for Acquired Fund Shareholders in accordance with written instructions furnished by the Acquired Fund.

2.5.	Each Acquired Fund will pay or cause to be paid to the Corresponding Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Closing Date with respect to the Investments (as defined below) and other properties and assets of the Acquired Fund, whether accrued or contingent, received by it on or after the Closing Date. Any such distribution shall be deemed included in the Assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, unless the securities in respect of which such distribution is made shall have gone “ex” prior to the Valuation Date, in which case any such distribution which remains unpaid at the Closing Date shall be included in the determination of the value of the Assets of an Acquired Fund acquired by the Corresponding Acquiring Fund.

3.	CLOSING AND CLOSING DATE.

3.1.	The Closing Date shall be on or about April 17, 2023, or any such other date as the parties may agree. The Closing shall be held at the offices of the Aristotle Trust (or such other place as the parties may agree), at such time as the parties may agree. The Closing shall be effective as of 12:00:01 a.m., Eastern time, on the Closing Date.

3.2.	The portfolio securities of each Acquired Fund shall be made available by the Acquired Fund to U.S. Bank National Association, the custodian for the Acquiring Funds (the “Custodian”), for examination no later than five business days preceding the Valuation Date. On the Closing Date, the portfolio securities, cash and other remaining Assets, if any, of each Acquired Fund shall be delivered by the Pacific Funds Trust to the Custodian for the account of the Corresponding Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”). The cash delivered shall be transferred to the account of the Corresponding Acquiring Fund at the Custodian in a manner acceptable to the Aristotle Trust. PLFA shall be responsible for paying any and all necessary taxes in connection with the delivery of the Assets, including all applicable Federal, state and foreign stock transfer stamps and/or financial transaction taxes. Neither Pacific Funds Trust nor any Acquired Fund shall be responsible for the payment of any such taxes or fees.

3.3.	In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted, in a manner set forth in an Acquiring Fund’s then current prospectus, so that accurate appraisal of the values of the net assets of the Acquired Funds is impracticable, the Valuation Date and the Closing Date shall each occur as soon as practicable after trading shall have been fully resumed and reporting shall have been restored as the parties hereto may agree; provided that if trading shall not be fully resumed and reporting restored within three business days after the original Valuation Date, this Agreement may be terminated by either of the Pacific Funds Trust or the Aristotle Trust upon the giving of written notice to the other party.

3.4.	Prior to close of business on the Closing Date, the Pacific Funds Trust or its transfer agent shall deliver to the Aristotle Trust or its designated agent a list of the names and addresses of the Acquired Fund Shareholders and the number of outstanding shares of each Acquired Fund owned by each Acquired Fund Shareholder, all as of the close of business on the Valuation Date, certified by any duly elected officer of Pacific Funds Trust on behalf of each Acquired Fund. The Acquiring Fund Shares issuable pursuant to Section 1.1 shall promptly be credited by the Corresponding Acquiring Fund to the Corresponding Acquired Fund’s account on the books of the Corresponding Acquiring Fund. On the Liquidation Date, the Aristotle Trust will provide to the Pacific Funds Trust evidence reasonably satisfactory to the Pacific Funds Trust that such Acquiring Fund Shares have been credited pro rata, to open accounts in the names of Acquired Fund Shareholders as provided in Section 1.3.

3.5.	At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by Section 1.

4.	REPRESENTATIONS AND WARRANTIES.

4.1.	Representations and Warranties of the Pacific Funds Trust, on behalf of the Acquired Funds.

The Pacific Funds Trust, on behalf of the Acquired Funds, represents and warrants the following to the Aristotle Trust as of the date hereof and agrees to confirm the continuing accuracy and completeness in all respects of the following on the Closing Date:

(a)	The Pacific Funds Trust is a statutory trust created under the laws of the State of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Pacific Funds Trust is not required to qualify as a foreign entity in any jurisdiction where it is not so qualified and the failure to so qualify would have a material adverse effect on an Acquired Fund.

(b)	Each Acquired Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(c)	The Pacific Funds Trust is duly registered under the 1940 Act, as a management company of the open-end type, and the issued and outstanding shares of the Acquired Funds have been duly registered under the Securities Act of 1933, as amended (the “1933 Act”), and such registrations have not been revoked or rescinded and are in full force and effect.

(d)	Each Acquired Fund is a separate series of the Pacific Funds Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust of the Pacific Funds Trust and the 1940 Act and other applicable law.

(e)	Each Acquired Fund is not in violation in any material respect of any provisions of the Pacific Funds Trust’s Declaration of Trust or bylaws, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(f)	Each Acquired Fund’s current prospectuses and statements of additional information (collectively, as amended or supplemented from time to time, the “Acquired Fund Prospectus”) conform in all material respects to the applicable requirements of the 1933 Act, and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact relating to any of the Pacific Funds Trust or the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	At the Closing Date, each Acquired Fund will have good and marketable title to its Assets to be transferred to the Corresponding Acquiring Fund pursuant to Section 1.2.

(h)	Except as has been disclosed on Schedule I, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of the Pacific Funds Trust or the Acquired Funds, threatened against any Acquired Fund or any of its properties or assets or any person whom an Acquired Fund may be obligated directly or indirectly to indemnify in connection with such litigation, proceedings or investigation. Neither the Pacific Funds Trust nor the Acquired Funds knows of any facts that are likely to form the basis for the institution of such proceedings, and neither the Pacific Funds Trust nor any Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby and the Pacific Funds Trust, its counsel and PLFA agree to provide a representation letter to that effect.

(i)	The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of each Acquired Fund at, as of and for the fiscal year ended March 31, 2022, audited by Deloitte & Touche LLP, independent registered public accounting firm to each Acquired Fund, copies of which have been furnished to the Acquiring Funds, fairly reflect the financial condition and results of operations of the Acquired Funds as of such date and for the period then ended in accordance with accounting principles generally accepted in the United States consistently applied, and each Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since March 31, 2022.

(j)	The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of each Acquired Fund at, as of and for the fiscal period ended September 30, 2022, copies of which have been furnished to the Acquiring Funds, fairly reflect the financial condition and results of operations of the Acquired Funds as of such date and for the period then ended in accordance with accounting principles generally accepted in the United States consistently applied, and each Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since September 30, 2022.

(k)	Except as has been disclosed on Schedule II to this Agreement, to the knowledge of the Pacific Funds Trust, none of the Acquired Funds has any Obligations. Prior to the Closing Date, each Acquired Fund will endeavor to quantify and reflect on its statements of assets and liabilities all of its material known liabilities and will advise the Acquiring Funds of all material liabilities, contingent or otherwise, incurred by it subsequent to September 30, 2022, whether or not incurred in the ordinary course of business. Since September 30, 2022, there has not been any material adverse change in any Acquired Fund’s financial condition, assets, liabilities or business (other than changes caused by changes in market conditions generally or those occurring in the ordinary course of business), or any incurrence by an Acquired Fund of indebtedness (other than in the ordinary course of business). For the purposes of this subparagraph (k), (i) distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business and (ii) the effects of investment underperformance, negative investment performance or net redemptions shall not, individually or in the aggregate, be deemed to give rise to any such material adverse change.

(l)	As of the Closing Date, (A) all material federal, state, foreign and other returns, dividend and information reporting forms and other Tax (as defined below) related reports of each Acquired Fund required by applicable law to have been filed by or with respect to each Acquired Fund on or prior to the Closing Date have been or shall be filed in a timely manner, or in the case of reporting organizational actions affecting the basis of securities, timely posted in an area of a public website dedicated to this purpose, and are or will be true, correct and complete as of the time of their filing in all material respects and accurately state the amount of Tax (if any) owed for the periods covered by such returns, forms and reports, or, in the case of dividend and information reporting forms, the amount and character of income or other information required to be reported by the Acquired Funds, (B) all Taxes shown as due or required to be shown as due on such returns, forms and reports, or any other material Taxes due, and any interest and/or penalties, shall have been paid or provision shall have been made on the Acquired Fund’s books for the payment thereof, (C) no Acquired Fund is under audit and no assessment for material Taxes or other material amounts has been proposed or asserted in writing with respect to an Acquired Fund, (D) there are no known actual or proposed material deficiency assessments with respect to any Taxes payable by any Acquired Fund, (E) there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of any Acquired Fund, (F) the amounts set up as provisions for Taxes in the books and records of each Acquired Fund as of the close of business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by an Acquired Fund for any periods or fiscal years prior to and including the close of business on the Valuation Date, including, but not limited to, all Taxes imposed before or after the close of business on the Valuation Date that are attributable to any such period or fiscal year, and (G) each Acquired Fund has complied with the requirements for collection and maintenance of Forms W-9 and/or Forms W-8, as applicable, and its obligations as a withholding agent. As used in this Agreement, “Tax” or “Taxes” means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem, fees, assessments, charges or other taxes, stamp taxes and duties, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto.

(m)	Each Acquired Fund (A) has elected to be treated as a “regulated investment company” (“RIC”) under Subchapter M of the Code, (B) is a “fund” as defined in Section 851(g) of the Code, (C) has qualified, or will qualify, for all taxable years since inception for treatment as a RIC and (D) has complied or will comply in all material respects with all provisions of applicable law necessary to preserve and retain such qualification and treatment as a RIC and will continue to so qualify at all times through the Closing Date.

(n)	The authorized capital of the Pacific Funds Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Trustees of the Pacific Funds Trust may authorize from time to time. The outstanding shares of beneficial interest of each Acquired Fund as of the Closing Date will be held of record by the persons and in the amounts set forth in the list provided by the Pacific Funds Trust or its designated agent to the Aristotle Trust or its designated agent pursuant to Section 3.4. All issued and outstanding shares of the Acquired Funds are, and at the Closing Date will be, validly issued, fully paid and non-assessable by the Pacific Funds Trust, and will have been issued in material compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Funds are outstanding.

(o)	From inception, each Acquired Fund’s investment operations have been in material compliance in all respects with the investment policies and investment restrictions set forth in the prospectus and statement of additional information of the Acquired Funds, as in effect from time to time, except as previously disclosed in writing to the Aristotle Trust and attached hereto as Schedule III.

(p)	The execution, delivery and performance of this Agreement have been duly authorized by the Trustees of the Pacific Funds Trust and by all other necessary action on the part of the Pacific Funds Trust and the Acquired Funds, other than shareholder approval as required by Section 8.1 hereof. Subject to shareholder approval as required by Section 8.1 hereof, this Agreement constitutes the valid and binding obligation of the Pacific Funds Trust, on behalf of the Acquired Funds, enforceable against the Pacific Funds Trust and the Acquired Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(q)	Any information provided in writing by the Pacific Funds Trust in respect of the Acquired Funds or by the Acquired Funds for use, to the extent applicable, in the proxy statement of the Acquired Funds (the “Prospectus/Proxy Statement”), to be included in a Registration Statement on Form N-14 of the Aristotle Trust (the “Registration Statement”), does not, and from the date provided will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, provided, however, that the representations and warranties of this Subsection shall not apply to statements or omissions from the Prospectus/Proxy Statement made in reliance upon and in conformity with information that was furnished by the Corresponding Acquiring Fund for use therein.

(r)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Pacific Funds Trust, on behalf of the Acquired Funds, of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, and/or state securities or Blue Sky laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico).

(s)	There are no material contracts outstanding to which an Acquired Fund is a party, other than as disclosed in the Acquired Fund Prospectuses or registration statements.

(t)	As of both the Valuation Date and the Closing Date, the Pacific Funds Trust and the Acquired Funds will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each Acquired Fund to be transferred to the Corresponding Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments, as that term is defined below, and any such other assets and liabilities as contemplated by this Agreement, each Acquiring Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of the Corresponding Acquired Fund, and without any restrictions upon the transfer thereof, other than such restrictions as might arise under the 1933 Act or which were previously disclosed to and accepted by the Acquiring Fund. As used in this Agreement, the term “Investments” shall mean an Acquired Fund’s investments shown on the schedule of its portfolio investments as of March 31, 2023, as supplemented with such changes as such Acquired Fund shall make after April 1, 2023, which changes shall be disclosed to the Aristotle Trust and the Corresponding Acquiring Fund in an updated schedule of investments, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date.

(u)	The books and records of each Acquired Fund, including FASB ASC 740-10-25 (formerly FIN 48) workpapers and supporting statements, made available to the Aristotle Trust and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of each Acquired Fund.

(v)	To the best of the Pacific Funds Trust’s and the Acquired Funds’ knowledge, all of the issued and outstanding shares of the Acquired Funds shall have been offered for sale and sold in material conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Funds have taken all action necessary to remedy any prior failure to have offered for sale and sold such shares in material conformity with such laws, and such action has been effective to remedy all such prior failures. There have been no known miscalculations of the net asset value of any Acquired Fund or the net asset value per share of any Acquired Fund which would have a material adverse effect on any Acquired Fund at the time of this Agreement or on any Acquired Fund’s Assets at the time of this Agreement.

(w)	No Acquired Fund will be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder.

(x)	No Acquired Fund has been granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such Taxes or Tax return.

(y)	Neither the Pacific Funds Trust nor any Acquired Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; although it may have claims against certain debtors in such a Title 11 or similar case.

(z)	No Acquired Fund intends to change its taxable year end prior to the Closing.

(aa)	Neither the Pacific Funds Trust nor any Acquired Fund has received written notification from any taxing authority that asserts a position contrary to any of the above representations.

4.2.	Representations and Warranties of the Aristotle Trust, on behalf of the Acquiring Funds.

The Aristotle Trust, on behalf of the Acquiring Funds, represents and warrants the following to the Acquired Funds and the Pacific Funds Trust as of the date hereof and agrees to confirm the continuing accuracy and completeness in all respects of the following on the Closing Date:

(a)	The Aristotle Trust is a statutory trust created under the laws of the State of Delaware on November 29, 2022, and is validly existing and in good standing under the laws of that State.

(b)	The Aristotle Trust and each Acquiring Fund have all necessary federal, state and local authorizations to carry on its business as will be conducted.

(c)	The Aristotle Trust is duly registered under the 1940 Act, as a management company of the open-end type, and the issued and outstanding shares of the Acquiring Funds have been duly registered under the 1933 Act, and such registrations have not been revoked or rescinded and are in full force and effect.

(d)	As of the Closing Date, each Acquiring Fund will be a separate series of the Aristotle Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust of the Aristotle Trust and the 1940 Act and other applicable law.

(e)	As of the Closing Date, no Acquiring Fund will be in violation in any material respect of any provisions of the Aristotle Trust’s Declaration of Trust or bylaws, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(f)	As of the Closing Date, the Acquiring Funds’ current prospectuses and statement of additional information (collectively, the “Acquiring Fund Prospectus”) will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact relating to the Aristotle Trust or the Acquiring Funds required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	Except as has been disclosed on Schedule IV, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of the Aristotle Trust or the Acquiring Funds, threatened as to the Acquiring Funds or any of their respective properties or assets or any person whom the Acquiring Funds may be obligated directly or indirectly to indemnify in connection with such litigation, proceedings or investigation, and no Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(h)	Immediately prior to the Closing Date, the Acquiring Funds will have no assets (other than de minimis seed capital) or liabilities, contingent or otherwise and will have not conducted any investment operations.

(i)	The Acquiring Funds were established in order to effect the transactions described in this Agreement. The Acquiring Funds have not yet filed their first federal income tax return. As of the Closing Date, no federal, state or other Tax Returns of the Acquiring Fund will have been required by law to have been filed, and no Taxes will be due by the Acquiring Fund. As of the Closing Date, no Acquiring Fund will have been required to pay any assessments and no Acquiring Fund will have any Tax liabilities. Consequently, as of the Closing Date, no Acquiring Fund will be under audit by any federal, state, local or foreign Tax authority and there will not have been any Tax assessment asserted with respect to an Acquiring Fund, there will be no levies, liens or other encumbrances on an Acquiring Fund, and there will be no waivers of the time to assess any Taxes with respect to an Acquiring Fund. Upon the closing of the Reorganization each Acquiring Fund intends to take all steps necessary to ensure that it continues to qualify and will be treated as a “regulated investment company” under Sections 851 of the Code and will continue to be eligible to compute and will compute its federal income tax under Section 852 of the Code for each taxable year.

(j)	The authorized capital of the Aristotle Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the board of trustees of the Aristotle Trust may authorize from time to time. The outstanding shares of beneficial interest in each Acquiring Fund as of the Closing Date will be divided into the classes of shares set forth on Exhibit A, each having the characteristics described in each applicable Acquiring Fund Prospectus. At the Closing Date, all issued and outstanding shares of the Acquiring Funds, including the Acquiring Fund Shares issued in connection with this Agreement, will be validly issued, fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Aristotle Trust, and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Funds are outstanding.

(k)	On the Closing Date, each Acquiring Fund will be a new series of the Aristotle Trust created within the last twelve (12) months, without assets or liabilities, formed for the sole purpose of receiving the Assets and assuming the Obligations of the Corresponding Acquired Fund in connection with the Reorganization and will not have engaged in any business activities (other than such activities as are customary to the organization of a new series of a registered investment company prior to its commencement of investment operations). Accordingly, no Acquiring Fund has prepared books of account and related records or financial statements, or issued any shares except those issued in a private placement to an affiliate of the Acquiring Fund to secure any required initial shareholder approvals. No Acquiring Fund holds or has held any property other than de minimis seed capital (which shall be paid out in redemption of the initial shares prior to the applicable Reorganization) and has never had tax attributes. Each Acquiring Fund is, or will be as of the Closing Date, a “fund,” as defined in Section 851(g)(2) of the Code, that is treated as a separate corporation under Section 851(g)(1) of the Code. No Acquiring Fund has earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

(l)	The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the Aristotle Trust and by all other necessary action on the part of the Aristotle Trust and the Acquiring Funds and this Agreement constitutes the valid and binding obligation of the Acquiring Funds enforceable against the Aristotle Trust and the Acquiring Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(m)	As of the effective date of the Registration Statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to the Aristotle Trust and the Acquiring Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, provided, however, that the representations and warranties of this Subsection shall not apply to statements or omissions made in reliance upon and in conformity with information that was furnished by the corresponding Acquired Fund for use therein.

(n)	There are no material contracts outstanding to which an Acquiring Fund is a party, other than as disclosed in the Acquiring Fund Prospectuses and registration statements.

(o)	All books and records of the Acquiring Funds made available to the Pacific Funds Trust and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

(p)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Funds of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, and/or state securities or Blue Sky laws.

5.	COVENANTS OF THE PARTIES.

5.1.	The Pacific Funds Trust covenants that each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include purchases and sales of portfolio securities, sales and redemptions of fund shares, and regular and customary periodic dividends and distributions. The Aristotle Trust covenants that each Acquiring Fund will not carry on any business activities between the date hereof and the Closing Date (other than such activities as are customary to the organization of a new registered investment company prior to its commencement of operations, including holding and redeeming the initial investment of the initial shareholder of the Acquiring Fund prior to the Closing Date).

5.2.	The Pacific Funds Trust will either call a meeting of shareholders for each Acquired Fund to be held prior to the Closing Date to consider and act upon this Agreement and the transactions contemplated herein, including the liquidation of each Acquired Fund, or solicit the written consent of the shareholders with respect to such transactions and take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

5.3.	In connection with each Acquired Fund shareholders’ meeting or written consent, as the case may be, referred to in Section 5.2, the Aristotle Trust will prepare the Registration Statement and Prospectus/Proxy Statement for such meeting, which the Aristotle Trust will file for registration, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act, provided, however, that neither the Aristotle Trust nor the applicable Acquiring Fund shall be responsible for the accuracy or completeness of information relating to the Pacific Funds Trust or any Acquired Fund that was furnished by the Pacific Funds Trust or such Acquired Fund for use therein.

5.4.	Each of the Pacific Funds Trust, the Acquired Funds, the Aristotle Trust and the Acquiring Funds will cooperate with the others, and each will furnish to the others the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus/Proxy Statement. Without limiting the foregoing, the Pacific Funds Trust and the Acquired Funds will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of Acquired Fund shares.

5.5.	Subject to the provisions of this Agreement, the Pacific Funds Trust, the Acquired Funds, the Aristotle Trust and the Acquiring Funds will each take, or cause to be taken, all actions, and do or cause to be done, all things, reasonably necessary, proper or advisable to cause the conditions to the other parties’ obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.6.	The Pacific Funds Trust will at the Closing Date provide the Aristotle Trust with:

(a)	A statement of the respective adjusted tax basis of all Assets to be transferred by each Acquired Fund to the Corresponding Acquiring Fund;

(b)	A copy of any other Tax books and records of each Acquired Fund necessary for purposes of preparing any Tax returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Sections 1.6045A-1 and 1.6045B-1(a) of the Treasury Regulations) required by law to be filed by each Corresponding Acquiring Fund after the Closing;

(c)	A copy (which may be in electronic form) of the shareholder ledger accounts of each Acquired Fund, including, without limitation,

(i)	the name, address and taxpayer identification number of each Acquired Fund Shareholder,
(ii)	the number of shares of beneficial interest held by each Acquired Fund Shareholder,
(iii)	the dividend reinvestment elections applicable to each Acquired Fund Shareholder,
(iv)	the backup withholding certifications (e.g., IRS Form W-9) or foreign person certifications (e.g., Internal Revenue Service (“IRS”) Form W-8BEN, W-8ECI, W-8IMY), notices or records on file with the Acquired Fund with respect to each Acquired Fund Shareholder, and
(v)	such information as the Aristotle Trust may reasonably request concerning Acquired Fund shares or Acquired Fund Shareholders in connection with Acquiring Fund’s cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related Treasury Regulations following the Closing for all of the Acquired Fund Shareholders’ shares as of 4:00 p.m. (Eastern Time) on the Valuation Date, who are to become holders of the Acquiring Funds as a result of the transfer of assets that is the subject of this Agreement, certified by its transfer agent or its President or its Vice President to the best of his or her knowledge and belief; and

(d)	All FASB ASC 740-10-25 (formerly, FIN 48) work papers and supporting statements pertaining to each Acquired Fund.

(e)	A management representation letter directed to, and in the form and manner acceptable to, the Aristotle Trust and its auditor, Tait, Weller & Baker LLP (“Auditor”), covering the period from the end of the Acquired Funds most recent fiscal year end through the Closing Date, for the purposes of permitting the Aristotle Trust to issue its own management representation letter to the Auditor, in connection with the audit of the Acquiring Funds financial statements.

(f)	A letter from internal and external counsel directed to, and in the form and manner acceptable to, the Aristotle Trust and Auditor, that confirms (i) such party has no knowledge of any litigation, claim, or assessment against an Acquired Fund from the date of the Acquired Funds most recent fiscal year end through the Closing Date, that constitutes a loss contingency (as defined by ASC 450 Contingencies) that is required to be disclosed or recorded in the Acquired Funds financial statements; and, (ii) there has been no knowledge of or advice given to the Acquired Funds related to the existence of any unasserted claim that is material to the presentation of such fund’s financial statements and which, in such counsel’s opinion, is probable or reasonably possible of assertion and should be so recorded or disclosed in accordance with ASC 450.

5.7.	As promptly as practicable, but in any case within sixty days after the Closing Date, each Acquired Fund shall furnish the Corresponding Acquiring Fund, in such form as is reasonably satisfactory to the Corresponding Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will (subject to any applicable provisions and limitations of the Code and Treasury Regulations) be carried over by the Corresponding Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the Pacific Funds Trust’s President and Treasurer.

5.8.	The Acquiring Funds will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or Blue Sky laws as they may deem appropriate in order to continue its operations after the Closing Date.

5.9.	The Pacific Funds Trust shall cause the liquidation and termination of the Acquired Funds to be effected in the manner provided in the Pacific Funds Trust’s Declaration of Trust and bylaws, as applicable, in accordance with applicable law and that on and after the Closing Date, the Acquired Funds shall not conduct any business except in connection with their liquidation and termination.

5.10.	The Pacific Funds Trust shall timely file or cause to be timely filed all Tax returns required to be filed with respect to the Acquired Funds for tax periods ending on or before the Closing Date, and Aristotle Trust shall timely file or cause to be timely filed all Tax returns required to be filed with respect to the Acquired Funds and any Tax returns required to be filed with respect to the Acquiring Funds for any period ending after the Closing Date; provided, however, the Pacific Funds Trust shall file with the relevant taxing authorities, and make available to the Aristotle Trust, on or before April 7, 2023, all income Tax returns (e.g., Form 1120-RIC) required to be filed by the Acquired Funds for their fiscal year ended 2023.

5.11.	The Pacific Funds Trust and the Acquired Funds will not acquire Acquiring Fund Shares for the purpose of making distributions thereof other than to the Acquired Fund Shareholders.

5.12.	Pacific Funds Small-Cap Value will distribute to its shareholders on or before the Closing Date an amount intended to equal of its current and accumulated investment company taxable income and realized net capital gain, including any such income or gain accrued through the Closing Date.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PACIFIC FUNDS TRUST.

The respective obligations of the Aristotle Trust and each Acquiring Fund, to complete the transactions provided for herein with respect to each Reorganization shall be subject, at its election, to the performance by the Pacific Funds Trust and the Corresponding Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions with respect to each Reorganization:

6.1.	The Pacific Funds Trust, on behalf of the Corresponding Acquired Fund, shall have delivered to the Aristotle Trust a certificate executed on its behalf by the Pacific Funds Trust’s President or any Vice President and its Treasurer or any Assistant Treasurer, in form and substance reasonably satisfactory to the Aristotle Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Pacific Funds Trust and the Corresponding Acquired Fund made in this Agreement are true and correct as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Pacific Funds Trust and the Corresponding Acquired Fund have complied with all the covenants and agreements and satisfied all of the conditions on the parts to be performed or satisfied by them under this Agreement at or prior to the Closing Date.

6.2.	The Pacific Funds Trust shall have furnished to the Aristotle Trust (i) a statement of the Corresponding Acquired Fund’s assets and liabilities, valued in accordance with the valuation policies of the Acquired Fund, together with a list of Investments with their respective tax costs, all as of the Valuation Date, certified on such Acquired Fund’s behalf by the Acquired Trust’s President or any Vice President and the Treasurer or any Assistant Treasurer of the Acquired Fund, and (ii) a certificate of the Pacific Funds Trust’s President or any Vice President and Treasurer or any Assistant Treasurer, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Corresponding Acquired Fund since March 31, 2023, (other than changes caused by changes in market conditions generally and those occurring in the ordinary course of business).

6.3.	The Pacific Funds Trust shall have furnished to the Aristotle Trust a certificate, signed on its behalf by the President or any Vice President and the Treasurer or any Assistant Treasurer of the Pacific Funds Trust, as to the adjusted tax basis in the hands of the Corresponding Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such adjusted tax basis as the Acquiring Fund may reasonably request within a reasonable time prior to the Closing Date.

6.4.	The Pacific Funds Trust’s custodian shall have delivered to the Aristotle Trust a certificate identifying all of the assets of the Corresponding Acquired Fund held by such custodian as of the Valuation Date.

6.5.	The Aristotle Trust, on behalf of the Acquiring Fund or its designated agent, shall have received from the Acquired Funds’ transfer agent (i) the originals or true copies of all of the records of the Acquired Fund in the possession of the Acquired Funds’ transfer agent as of the Closing Date, (ii) a record specifying the number of shares of the Corresponding Acquired Fund outstanding as of the Valuation Date and (iii) a record specifying the name and address of each holder of record of any shares of the Corresponding Acquired Fund and the number of shares of the Corresponding Acquired Fund held of record by each such shareholder as of the Valuation Date. The Acquired Funds’ transfer agent shall also have provided the Acquiring Funds with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

6.6.	The Aristotle Trust shall have received a favorable opinion of counsel to the Pacific Funds Trust or local Delaware counsel, with respect to the Corresponding Acquired Fund for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of counsel appropriate to render the opinions expressed therein, and in a form satisfactory to the Aristotle Trust, substantially to the following effect:

(a)	The Pacific Funds Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Corresponding Acquired Fund is a separate series of the Pacific Funds Trust duly constituted under the Declaration of Trust and bylaws of the Pacific Funds Trust and has the power to own all of its properties and assets and to carry on its business as a registered investment company as described in its current registration statement on Form N-1A.

(b)	The Pacific Funds Trust is registered with the Commission as an open-end investment company under the 1940 Act, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration.

(c)	This Agreement has been duly authorized, executed and delivered by the Pacific Funds Trust, on behalf of each Corresponding Acquired Fund, and assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding obligation of the Corresponding Acquired Fund, enforceable against the Pacific Funds Trust and the Corresponding Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(d)	Under the laws of the State of Delaware and the federal laws of the United States, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained by the Pacific Funds Trust or the Corresponding Acquired Fund in connection with the execution and delivery of the Agreement or the consummation of the Reorganization, except (i) such as have been obtained or made prior to the date hereof or (ii) such as may be required under state securities or Blue Sky laws (as to which counsel to the Pacific Funds Trust expresses no opinion).

(e)	The execution and delivery of this Agreement by the Pacific Funds Trust, on behalf of the Corresponding Acquired Fund, did not, and the performance by the Pacific Funds Trust and the Corresponding Acquired Fund of their obligations hereunder will not, violate the Pacific Funds Trust’s Declaration of Trust or bylaws, any material contract of the Pacific Funds Trust listed in the Corresponding Acquired Fund’s current registration statement or any judgment or decree known to such counsel to which the Pacific Funds Trust is a party or by which it is or its property is bound under the express terms thereof.

(f)	Such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the Pacific Funds Trust, the unfavorable outcome of which would materially and adversely affect the Pacific Funds Trust, the Acquired Funds, the Aristotle Trust or the Acquiring Funds.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ARISTOTLE TRUST.

The respective obligations of the Pacific Funds Trust and each Acquired Fund to complete the transactions provided for herein with respect to each Reorganization shall be subject, at its election, to the performance by the Aristotle Trust, on behalf of the Corresponding Acquiring Fund, of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions with respect to each Reorganization:

7.1.	The Aristotle Trust shall have delivered to the Pacific Funds Trust a certificate executed on its behalf by the Aristotle Trust’s President or any Vice President and its Treasurer or any Assistant Treasurer, in form and substance satisfactory to the Pacific Funds Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Corresponding Acquiring Fund made in this Agreement are true and correct in all respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Aristotle Trust has complied in all respects with all the covenants and agreements and satisfied all of the conditions to be performed or satisfied in all respects by it under this Agreement at or prior to the Closing Date.

7.2.	The Aristotle Trust, on behalf of the Corresponding Acquiring Fund, shall have executed and delivered to the Pacific Funds Trust an Assumption of Liabilities dated as of the Closing Date pursuant to which the Corresponding Acquiring Fund will assume all of the Obligations of the Acquired Fund existing at the Valuation Date in accordance with Section 1 hereof in connection with the transactions contemplated by this Agreement.

7.3.	The Pacific Funds Trust shall have received a favorable opinion of counsel to the Aristotle Trust for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of counsel appropriate to render the opinions expressed therein, and in a form satisfactory to the Pacific Funds Trust, substantially to the following effect:

(a)	The Agreement has been duly authorized, executed and delivered by the Aristotle Trust, on behalf of each Corresponding Acquiring Fund, and assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Corresponding Acquiring Fund enforceable against the Aristotle Trust and the Corresponding Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(b)	Assuming that consideration therefor of not less than the net asset value thereof has been paid, the shares of the Corresponding Acquiring Fund to be issued and delivered to the Acquired Fund on behalf of the Acquired Fund Shareholders as provided by the Agreement are duly authorized and upon such issuance and delivery will be validly issued and outstanding and fully paid and nonassessable shares of beneficial interest in the Corresponding Acquiring Fund (except as described in the Registration Statement).

(c)	Under the federal laws of the United States, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained by the Aristotle Trust or the Corresponding Acquiring Fund in connection with the execution and delivery of the Agreement or the consummation of the Reorganization, except (i) such as have been obtained or made prior to the date hereof or (ii) such as may be required under state securities or Blue Sky laws (as to which counsel to the Aristotle Trust expresses no opinion).

(d)	The execution and delivery of this Agreement by the Aristotle Trust, on behalf of the Corresponding Acquiring Fund, did not, and the performance by the Aristotle Trust and the Corresponding Acquiring Fund of their obligations hereunder will not, violate any material contract of the Aristotle Trust listed in the Corresponding Acquiring Fund’s current registration statement.

7.4.	The Pacific Funds Trust, on behalf of the Acquired Funds, will have received an opinion of Richards, Layton & Finger, P.A, special Delaware counsel to Aristotle Trust, dated as of the Closing Date, in a form reasonably satisfactory to Pacific Funds Trust, substantially to the effect that:

(a)	Aristotle Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), and has the power and authority under its governing instrument to execute, deliver and perform its obligations under the Agreement.

(b)	The execution and delivery of the Agreement and the consummation by Aristotle Trust of the transactions contemplated thereby have been duly authorized by Aristotle Trust under its governing instrument and the Act. Assuming its execution and delivery by the duly authorized officers of Aristotle Trust, the Agreement has been duly executed and delivered by Aristotle Trust.

(c)	The Agreement constitutes a legal, valid and binding agreement of Aristotle Trust, enforceable against Aristotle Trust, in accordance with its terms.

(d)	The Acquiring Funds have been duly established as separate series of Aristotle Trust under the Declaration of Trust and Section 3806(b)(2) of the Act.

(e)	The shares of the Acquiring Funds to be issued as provided for by the Agreement are duly authorized, and upon issuance will be validly issued, fully paid and non-assessable beneficial interests in the Acquiring Funds.

(f)	Neither the execution, delivery and performance by Aristotle Trust of the Agreement, nor the consummation by Aristotle Trust of the transactions contemplated thereby, violates (i) the governing instrument of Aristotle Trust or (ii) any law, rule or regulation of the State of Delaware applicable to Aristotle Trust.

(g)	Neither the execution, delivery and performance by Aristotle Trust of the Agreement, nor the consummation by Aristotle Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust (which Certificate of Trust has been duly filed).

In rendering such opinion, Richards, Layton & Finger, P.A. may assume all conditions precedent set forth in the Agreement have been satisfied and may include other customary assumptions and qualifications for opinions of this type, including without limitation, customary enforceability assumptions (including the effect of principles of equity, including principles of commercial reasonableness and good faith and fair dealing), that the trustees of Aristotle Trust have complied with their fiduciary duties in approving the Agreement and that the Reorganization is fair in all respects. In addition, such counsel need not express an opinion with respect to any provisions of the Agreement that purport to obligate Aristotle Trust to cause other persons or entities to take certain actions or act in a certain way insofar as such provision relates to the actions of such other persons or entities, any provisions of the Agreement to the extent that such provisions purport to bind the trustees of Aristotle Trust in the exercise of their fiduciary duties or to bind parties not a signatory to the Agreement and any provision of the Agreement to the extent such provision relates to the dissolution or liquidation of the Acquired Funds.

7.5.	Prior to the Closing, each of Aristotle and the initial shareholder(s) (as the sole initial shareholder(s)) shall have approved the investment advisory agreement between the Aristotle Trust, on behalf of the Corresponding Acquiring Funds, and Aristotle.

7.6.	The Aristotle Trust, on behalf of the Corresponding Acquiring Fund, shall have entered into an expense limitation agreement and/or advisory fee waiver agreement, as applicable, with Aristotle consistent with the form of expense limitation agreement and/or advisory fee waiver agreement filed with the Registration Statement and in the amounts and duration as disclosed in the Registration Statement (the “Expense Limitation Agreement” or “Advisory Fee Waiver Agreement,” as applicable).

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.

With respect to each Reorganization, the respective obligations of the Aristotle Trust and an Acquiring Fund and the Pacific Funds Trust and the Corresponding Acquired Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1.	This Agreement shall have been approved by the shareholders of the Corresponding Acquired Fund in the manner required by the Pacific Funds Trust’s Declaration of Trust and bylaws, and by applicable law, and the parties shall have received reasonable evidence of such approval; provided, however, that each Reorganization shall be mutually exclusive as to any other Reorganization contemplated by this Agreement, such that the failure of any Acquired Fund to obtain shareholder approval or consent of this Agreement shall not have any impact on the Reorganization of any other Acquired Fund into the Corresponding Acquiring Fund.

8.2.	The conditions for the closing of the transaction between PLFA and Aristotle pursuant to the Transaction Agreement among Pacific Global Asset Management LLC, PLFA, Pacific Asset Management LLC, Pacific Life Insurance Company and Aristotle, dated as of October 24, 2022, shall have been satisfied or waived by the applicable party such that such transaction shall be consummated simultaneously with the Reorganization pursuant to this Agreement.

8.3.	On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act, and no action, suit or other proceeding instituted by anyone other than the Pacific Funds Trust, the Aristotle Trust, PLFA or its affiliates or Aristotle or its affiliates shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.4.	All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by the Pacific Funds Trust or the Aristotle Trust to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Corresponding Acquired Fund.

8.5.	The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.6.	The post-effective amendment, if any, to the registration statement of the Aristotle Trust on Form N-1A relating to the Acquiring Fund Shares shall have become effective and no stop order suspending the effectiveness thereof shall have been issued.

8.7.	The Pacific Funds Trust and the Aristotle Trust shall have received an opinion of Dechert LLP, dated on the Closing Date (which opinion will be subject to certain qualifications) satisfactory to both parties substantially to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rules, and court decisions, generally for federal income tax purposes, and provided the acquisition contemplated hereby is carried out in accordance with the applicable laws of the State of Delaware, the terms of this Agreement and in accordance with customary representations provided by the Pacific Funds Trust and the Aristotle Trust in certificates delivered to Dechert LLP, as to the Corresponding Acquired Fund and the Corresponding Acquiring Fund:

(a)	The Reorganization will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(b)	Under Sections 361 and 357(a) of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of its Assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all Obligations of the Acquired Fund (except that the Acquired Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code), or upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation.

(c)	Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of the Assets of the Acquired Fund solely in exchange for the assumption by the Acquiring Fund of the Obligations of the Acquired Fund and issuance of the Acquiring Fund Shares.

(d)	Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the Assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as Acquired Fund’s tax basis immediately prior to the transfer.

(e)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding period of each Asset of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will include the period during which such Asset was held by the Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an Asset).

(f)	Under Section 354 of the Code, shareholders of the Acquired Fund will not recognize gain or loss upon the exchange of their shares of the Acquired Fund solely for Acquiring Fund Shares in the Reorganization.

(g)	Under Section 358 of the Code, the Acquired Fund shareholder’s aggregate tax basis in the Acquiring Fund Shares received in the Reorganization will be the same as the shareholder’s aggregate tax basis in the shares of the Acquired Fund exchanged therefor.

(h)	Under Section 1223(1) of the Code, the Acquired Fund shareholder’s holding period for the Acquiring Fund Shares received in the Reorganization will include the shareholder’s holding period for the shares of the Acquired Fund exchanged therefor, provided that the shareholder held those Acquired Fund shares as capital assets at the time of the Reorganization.

(i)	Pursuance to Section 381 of the Code, the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code (including capital loss carryovers), subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the United States Treasury regulations promulgated thereunder.

The opinion will be based on certain factual certifications made by officers of the Aristotle Trust and the Pacific Funds Trust and will also be based on customary assumptions. The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above. There is no assurance that the IRS or a court would agree with the opinion.

8.8.	At any time prior to the Closing, any of the foregoing conditions of this Section 8 (except for Section 8.1) may be jointly waived by the board of trustees of the Pacific Funds Trust and the board of trustees of the Aristotle Trust, if, in the judgment of the board of trustees of the Pacific Funds Trust, such waiver will not have a material adverse effect on the interests of the shareholders of the Corresponding Acquired Fund, and, in the judgment of the board of trustees of the Aristotle Trust, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund.

9.	FEES AND EXPENSES.

9.1.	Each of the Pacific Funds Trust, on behalf of the Acquired Funds, and the Aristotle Trust, on behalf of the Acquiring Funds, represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission from it arising out of the transactions contemplated by this Agreement.

9.2.	PLFA and Aristotle agree that none of the costs and expenses incurred in connection with the Reorganizations other than any direct or indirect transactions costs that are not brokerage commissions (including, but not limited to, market impact costs, implied spread costs, termination fees for derivatives, and indirect costs), whether or not the Reorganizations are consummated, will be borne by the Pacific Funds Trust, the Acquired Funds, the Aristotle Trust or the Acquiring Funds and that such costs and expenses, including any solicitation costs and any brokerage commission costs, will be borne by PLFA and/or Aristotle in accordance with the terms of the Transaction Agreement; except that in all cases, the party directly incurring such costs and expenses shall bear them if and to the extent that payment by Aristotle or PLFA would result in the disqualification of an Acquiring Fund or an Acquired Fund as a regulated investment company. PLFA shall be solely responsible for any costs or expenses incurred in connection with the termination, dissolution and complete liquidation of each Acquired Fund.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.	This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and may not be changed except by a letter of agreement signed by each party hereto.

10.2	Each of the Pacific Funds Trust, on behalf of the Acquired Funds, and the Aristotle Trust, on behalf of the Acquiring Funds, agrees that it has not made any representation, warranty or covenant not set forth herein with respect to the Reorganization and that this Agreement constitutes the entire agreement between the parties with respect to the Reorganization.

10.3.	No representation, warranty or covenant contained in this Agreement or in any document, certificate or other instrument required to be delivered under this Agreement shall survive the Closing or termination of this Agreement (except as provided in Section 11.3 hereof), and no party shall, therefore, have any recourse therefore against any other party in connection therewith; provided that this Section 10.2 shall not limit any covenant contained herein that by its terms contemplates performance after Closing nor shall it limit any covenants contained in Section 9.2.

12.	TERMINATION.

11.1.	This Agreement may be terminated by the mutual agreement of the Pacific Funds Trust and the Aristotle Trust prior to the Closing Date.

11.2.	In addition, either of the Pacific Funds Trust or the Aristotle Trust may at its option terminate this Agreement, with respect to a Reorganization at or prior to the Closing Date because:

(a)	Of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met as of April 10, 2023;

(c)	Any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.2(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied; or

(d)	The board of trustees of the Pacific Funds Trust or the board of trustees of the Aristotle Trust has resolved to terminate this Agreement after determining in good faith that circumstances have developed that would make proceeding with a Reorganization not in the best interests of an Acquired Fund’s shareholders or an Acquiring Fund’s shareholders.

11.3.	In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 11, this Agreement shall become void and have no effect except that (a) Sections 9.2, 10, 11.3, 13, 14 and 15 shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of any breach of any provision of this Agreement by any party prior to the date of termination, unless the termination is effected pursuant to Section 11.1.

12.	TRANSFER TAXES.

Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the shares of the Corresponding Acquired Fund on the books of the Corresponding Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

13.	AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be jointly agreed upon in writing by the Pacific Funds Trust and the Aristotle Trust (and, for purposes of amendments to Sections 3.2, 9.2 and 10.2, PLFA and Aristotle).

14.	NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed given to a party when: (i) delivered in person; (ii) transmitted by email (provided that the sender does not receive a notice of non-delivery or other similar error); (iii) mailed by certified or registered mail (return receipt requested and obtained); or

(iv) delivered by a nationally recognized overnight courier service (costs prepaid) to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Pacific Funds Trust,

on behalf of the Acquired Funds:

Pacific Funds Series Trust

700 Newport Center Drive

Newport Beach, CA 92660

Attn: Adrian S. Griggs, President

Email: Adrian.Griggs@PacificLife.com and
ContractNotifications@PacificLife.com

Re: Project Banyan

If to the Aristotle Trust,

on behalf of the Acquiring Funds:

Aristotle Funds Series Trust

11100 Santa Monica Blvd., Suite 1700

Los Angeles, CA 90025

Attn: Richard Schweitzer, President
Email: afst@aristotlecap.com

Re: Project Banyan

If to PLFA:

Pacific Life Fund Advisors LLC

700 Newport Center Drive

Newport Beach, CA 92660

Attn: Audrey L. Cheng, General Counsel

Email: Audrey.Cheng@PacificLife.com and

ContractNotifications@PacificLife.com

Re: Project Banyan

If to Aristotle:

Aristotle Capital Management, LLC

11100 Santa Monica Blvd., Suite

1700 Los Angeles, CA 90025

Attn: Kim St. Hilaire, Managing Director

Email: ksthilaire@aristotlecap.com and

afst@aristotlecap.com

Re: Project Banyan

15.	MISCELLANEOUS.

15.1.	The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3.	This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

15.4.	This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be constructed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.5.	All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

15.6.	[Reserved]

15.7.	Pacific Funds Trust acknowledges and agrees that Aristotle Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Act and enters into this Agreement on behalf of the Acquiring Funds. Accordingly, the obligations of Aristotle Trust set forth in this Agreement are limited obligations with respect to only the assets assigned to the applicable Acquiring Fund and the parties hereto hereby agree and confirm that all liabilities and obligations owed to any party or other person under this Agreement by Aristotle Trust are owed separately with respect to the applicable Acquiring Fund and are payable from and enforceable against the assets allocated to the applicable Acquiring Fund only and not against the assets of Aristotle Trust generally or the assets of any other series of Aristotle Trust. Further, Pacific Funds Trust acknowledges and agrees that the Acquiring Funds are not separate legal entities under Delaware law and that any reference in this Agreement to an Acquiring Fund being a party to an agreement or being bound to an agreement or otherwise referred to in a manner that would imply that the Acquiring Funds are separate legal entities shall be interpreted to be referring to Aristotle Trust acting in the name of such Acquiring Fund or acting on behalf of such Acquiring Fund as the case may be in a manner permitted by Section 3804(a) of the Act.

15.8.	The Aristotle Trust acknowledges and agrees that the Pacific Funds Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Act and enters into this Agreement on behalf of the Acquired Funds. Accordingly, the obligations of Pacific Funds Trust set forth in this Agreement are limited obligations with respect to only the assets assigned to the applicable Acquired Fund and the parties hereto hereby agree and confirm that all liabilities and obligations owed to any party or other person under this Agreement by Pacific Funds Trust are owed separately with respect to the applicable Acquired Fund and are payable from and enforceable against the assets allocated to the applicable Acquired Fund only and not against the assets of Pacific Funds Trust generally or the assets of any other series of Pacific Funds Trust. Further, Aristotle Trust acknowledges and agrees that the Acquired Funds are not separate legal entities under Delaware law and that any reference in this Agreement to an Acquired Fund being a party to an agreement or being bound to an agreement or otherwise referred to in a manner that would imply that the Acquired Funds are separate legal entities shall be interpreted to be referring to Pacific Funds Trust acting in the name of such Acquired Fund or acting on behalf of such Acquired Fund as the case may be in a manner permitted by Section 3804(a) of the Act.

16.	COOPERATION AND EXCHANGE OF INFORMATION

The Pacific Funds Trust and the Aristotle Trust will provide each other and their respective representatives with such cooperation, assistance and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of taxes requesting a closing agreement or similar relief from a taxing authority or participating in or conducting any audit or other proceeding in respect of Taxes, or in determining the financial reporting of any Tax position. Each party or their respective agents will either retain for a period of six (6) years following the Closing or deliver to the other party or its respective agent all returns, schedules and work papers and all material records or other documents relating to Tax matters and financial reporting of Tax positions of the Acquired Funds and Acquiring Funds for their taxable period first ending after the Closing and for prior taxable periods for which the party is required to retain records as of the Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

Pacific Life Fund Advisors,						Aristotle Funds Series Trust,
on behalf of each Acquired Fund						on behalf of each Acquiring Fund
		4/4/2023	|	7:10	PM	PDT
By: Name:	Howard Hirakawa					By: Name:	Richard Schweitzer
Title:	Senior Vice President					Title:	President

For purposes of Section 3.2, 9.2 and 10.2 only:

Pacific Life Fund Advisors LLC						Aristotle Capital Management, LLC

		4/4/2023	|	7:10	PM	PDT
By: Name:	Howard Hirakawa					By: Name:	Kim St. Hilaire
Title:	Senior Vice President					Title:	Managing Director

PLFA/PL Law Approved:
4/4/2023 | 4:59 PM PDT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorizedofficer.

Pacific Life Fund Advisors,		Aristotle Funds Series Trust,
on behalf of each Acquired Fund		on behalf of each Acquiring Fund

By: Name:	Howard Hirakawa	By: Name:	Richard Schweitzer
Title:	Senior Vice President	Title:	President

For purposes of Section 3.2, 9.2 and 10.2 only:

Pacific Life Fund Advisors LLC		Aristotle Capital Management, LLC

By: Name:	Howard Hirakawa	By: Name:	Kim St. Hilaire
Title:	Senior Vice President	Title:	Managing Director

Exhibit A

Acquired Fund/Acquiring Fund (and share classes) list

Acquired Fund	Acquired Fund Share Class		Acquiring Fund Share Class	Acquiring Fund
Pacific Funds Ultra Short Income	Class I	»	Class I	Aristotle Ultra Short Income Fund
	Class I-2	»	Class I-2
Pacific Funds Short Duration Income	Class A	»	Class A	Aristotle Short Duration Income Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
	Class I	»	Class I
Pacific Funds Core Income	Class A	»	Class A	Aristotle Core Income Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
	Class I	»	Class I
Class P
Pacific Funds ESG Core Bond	Class I	»	Class I	Aristotle ESG Core Bond Fund
	Class I-2	»	Class I-2
Pacific Funds Strategic Income	Class A	»	Class A	Aristotle Strategic Income Fund
	Class C	»	Class C
	Class I	»	Class I
	Class I-2	»	Class I-2
Pacific Funds Floating Rate Income	Class A	»	Class A	Aristotle Floating Rate Income Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
	Class I	»	Class I
Class P
Pacific Funds High Income	Class A	»	Class A	Aristotle High Yield Bond Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
	Class I	»	Class I
Class P
Pacific Funds Small/Mid-Cap	Class A	»	Class A	Aristotle Small/Mid Cap Equity Fund
	Class C	»	Class C
	Class R6	»	Class I
	Class I-2	»	Class I-2
Pacific Funds Small-Cap	Class A	»	Class A	Aristotle Small Cap Equity Fund II
	Class C	»	Class C
	Class R6	»	Class R6
	Class I-2	»	Class I-2
Pacific Funds Small-Cap Value	Class A	»	Class A	Aristotle Small Cap Equity Fund II
	Class C	»	Class C
	Class R6	»	Class R6
	Class I-2	»	Class I-2
Pacific Funds Portfolio Optimization Conservative	Class A	»	Class A	Aristotle Portfolio Optimization Conservative Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
Pacific Funds Portfolio Optimization Moderate-Conservative	Class A	»	Class A	Aristotle Portfolio Optimization Moderate Conservative Fund
	Class C	»	Class C
	Class I-2	»	Class I-2

Acquired Fund	Acquired Fund Share Class		Acquiring Fund Share Class	Acquiring Fund
Pacific Funds Portfolio Optimization Moderate	Class A	»	Class A	Aristotle Portfolio Optimization Moderate Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
Pacific Funds Portfolio Optimization Growth	Class A	»	Class A	Aristotle Portfolio Optimization Growth Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
Pacific Funds Portfolio Optimization Aggressive-Growth	Class A	»	Class A	Aristotle Portfolio Optimization Aggressive Growth Fund
	Class C	»	Class C
	Class I-2	»	Class I-2
PF Growth Fund	Class P	»	Class I	Aristotle Growth Equity Fund

Schedule I

Material Proceedings or Investigations of Acquired Funds

There are no material litigation, administrative or other proceedings or investigations that are presently pending or, to the knowledge of the Pacific Funds Trust or the Acquired Funds, threatened against any Acquired Fund or any of its properties or assets or any person whom an Acquired Fund may be obligated directly or indirectly to indemnify in connection with such litigation, proceedings or investigation.

However, in the interest of full disclosure, other than passive participation in domestic class action and foreign group actions brought on behalf of the Pacific Funds Trust by class action filing vendor Securities Class Action Service (“SCAS”), certain Acquired Funds of Pacific Funds Trust are actively involved in the legal proceedings listed below as claimant/plaintiff, and in some instances, have an on-going obligation to pay legal fees in connection with the actions.

As these current legal proceedings (including any future recovery) by a series of Pacific Funds Trust (including an Acquired Fund as well as prior series that may have been liquidated or merged) will transfer to Aristotle Trust following the Reorganization, Aristotle Trust should contact the appropriate legal contact for each action (as listed below) to discuss further representation including, as applicable, the payment of costs on a going-forward basis.

PDVSA (Venezuela) - Pacific Funds Trust is participating in a group debt work-out action with other investment companies regarding Petróleos de Venezuela, S.A. 2020 bonds (Venezuela). Ashmore Group — the then-sub- adviser of the PF Emerging Markets Debt Fund — engaged outside counsel to protect the bond holders of certain bonds of Petróleos de Venezuela S.A. (“PDVSA”) (the “PDVSA 2020 bonds”) whose ownership interests were threatened by a proposed forced sale involving Citgo Holdco, a PDSVA-related company based in Delaware.

Ashmore, among other entities, intervened to postpone the sale through the Delaware Court. To share in legal fees and costs, Pacific Funds Trust joined Ashmore’s action as represented by the law firm Paul Weiss which will involve a group debt work-out and related litigation. The PDVSA 2020 bonds defaulted in October 2019. Following an October 2020 hearing in which the court held that the PDVSA 2020 bonds were validly issued and that PDVSA remains liable for all unpaid principal and interest due and owing to the bondholders, the decision was appealed by PDVSA. Ashmore and Paul Weiss anticipate that the appeal will be heard in 2023.

Acquired Fund claimed loss: approximately $900,000 (PF Emerging Markets Debt Fund)

Costs: Pacific Funds Trust is responsible for 0.24% of Ashmore’s total legal fees based upon its pro rata amount of the total assets of the Ashmore bondholder group. Legal expenses paid by the Acquiring Fund to-date:

$71,312.

Legal contact:

Andrew Rosenberg, Esq.

Paul Weiss

1285 Avenue of the Americas

New York, NY 10019

212-373-3158

arosenberg@paulweiss.com

Paul Robinson Ashmore Group plc

61 Aldwych, London WC2B 4AE

Tel: +44 (0)20 3077 6107

paul.robinson@ashmoregroup.com

Saipem (Italy) – Italian group action against Saipem S.p.A. that seeks damages for losses suffered by investors based on Saipem’s false and misleading disclosure on January 29, 2013, after which Saipem’s share price lost more than 34%, and then again on June 14, 2013, after which Saipem’s stock price fell by an additional 29%. Pacific Funds Trust joined a group action organized by Deminor Recovery Services which in turn worked with local counsel to file the Italian-based Action with the assistance of Consob, an Italian supervisory authority that has brought charges against Saipem.

Acquired Fund claimed losses: $383,238 (PF International Large-Cap Fund)

Costs: There are no out-of-pocket costs incurred by Pacific Funds Trust.

Legal contact:

Edouard Fremault

Chief Strategy Officer

Deminor

1 rue Jean-Pierre Brasseur, L-1258 Luxembourg

+ 32 2 674 71 33

edouard.fremault@deminor.com

Valeant Pharmaceuticals International, Inc. (U.S.) – Valeant Pharmaceuticals International, Inc. (“Valeant”), now known as Bausch Health Companies Inc., is a Canadian pharmaceutical company that was alleged to have engaged in massive fraud and securities law violations, including alleged attempts to grow by acquiring existing pharmaceutical companies and increasing the prices of its “underpriced” drugs. As a result of Valeant’s various actions, investors suffered substantial losses in the equity and debt securities of Valeant. Based upon the alleged losses suffered, Pacific Funds Trust “opted-out” of the U.S. class action and instead joined a separate action brought by the law firm of Grant & Eisenhofer on behalf of a number of their clients.

Costs: There are no out-of-pocket costs incurred by Pacific Funds Trust.

Acquired Funds claimed losses: Approximately $4.9 million (PF Large-Cap Growth Fund, PF Growth Fund, PF International Large-Cap Fund, Pacific Funds Core Income, Pacific Funds High Income, Pacific Funds Limited Duration High Income, Pacific Funds Short Duration Income, PF Managed Bond Fund and Pacific Funds Strategic Income).

Costs: There are no out-of-pocket costs incurred by Pacific Funds Trust.

Legal contact:

Marc D. Weinberg

Grant & Eisenhofer, P.A.

123 Justison Street. 6th Floor

Wilmington, DE 19801

215-910-1950

mweinberg@gelaw.com

Teva Pharmaceuticals Industries Ltd. (U.S.) – The case alleges that Teva Pharmaceuticals Industries Ltd. (“Teva”) engaged in price-fixing for prescription medication and misrepresented its revenue growth. Following disclosure of these purported actions, Teva’s share price dropped by 29% and erased $14.8 billion in company value. Based upon the alleged losses suffered, Pacific Funds Trust “opted-out” of the U.S. class action and instead joined a separate action brought by the law firm of Grant & Eisenhofer on behalf of a number of their clients.

Acquired Funds claimed losses: Approximately $1.2 million (PF International Value Fund, PF Large-Cap Value Fund, PF Short Duration Bond Fund, Pacific Funds Core Income, Pacific Funds Short Duration Income)

Costs: There are no out-of-pocket costs incurred by Pacific Funds Trust.

Legal contact:

Marc D. Weinberg

Grant & Eisenhofer, P.A.

123 Justison Street. 6th Floor

Wilmington, DE 19801

215-910-1950

mweinberg@gelaw.com

Steinhoff (The Netherlands) – In April 2018, Steinhoff International Holdings N.V. (“Steinhoff”), a Dutch company, announced that it had discovered numerous accounting irregularities that caused Steinhoff to overstate its income and asset values. Since then, numerous cases and investigations have been initiated to discover the extent of the omissions and misstatements involved in Steinhoff’s regulatory filings and accounting statements. Pacific Funds Trust is participating as part of a group action filed by the U.S. law firms of Grant & Eisenhofer and Kessler Topaz Meltzer & Check, as well as local Dutch counsel Brandeis against Steinhoff and its management, Deloitte as primary auditor for Steinhoff, and the listing agent for Steinhoff stock.

Acquired Fund claimed loss: Approximately $3.2 million (PF Emerging Markets Fund)

Costs: There are no out-of-pocket costs incurred by Pacific Funds Trust.

Legal contact:

Marc D. Weinberg, Esq.

Grant & Eisenhofer, P.A.

123 Justison Street, 6th Floor

Wilmington, DE 19801

215-910-1950

mweinberg@gelaw.com

Darren J. Check, Esq.

Kessler Topaz Meltzer & Check, LLP

280 King of Prussia Road

Radnor, PA 19087

610-822-2235

dcheck@ktmc.com

BHP Billiton (Australian) – BHP Billiton (“BHP”) is an Australian-owned, multinational company and one of the world’s largest producers of commodities, including iron ore. Since 2000, BHP has maintained a 50% interest in Samarco Mineração SA (“Samarco”), a Brazilian mining company operating iron ore mines and processing facilities in Brazil. On November 5, 2015, one of Samarco’s waste materials storage dams (the “Fundão Dam”) at Samarco’s Germano mine collapsed, releasing large amounts of mining production waste. The immediate collapse killed 19 people and was the largest mining waste dam rupture ever recorded. In the aftermath of the collapse, it was reported that an October 2013 report had noted several problems at the Fundão Dam and the need for remedial actions. It was further discovered that additional instances of prior warnings were provided, including in 2006 and 2007 by the original designer of the Fundão Dam and as per inspections in 2014 identifying cracks in the Fundão Dam retreat dikes and other risks. During the relevant period, Samarco board meeting minutes revealed that the board was aware of risks involved with the Fundão Dam. By the close of trading on February 4, 2016, BHP’s share price had fallen more than 30%. Pacific Funds Trust is participating as part of a group action as funded by the U.S. law firm of Grant & Eisenhofer who is utilizing Australian counsel Phi Finney McDonald. There are no out-of-pocket costs by Pacific Funds Trust.

Acquired Fund claimed loss: Approximately $340,304 (PF International Value Fund)

Costs: There are no out-of-pocket costs incurred by Pacific Funds Trust.

Legal contact:

Marc D. Weinberg

Grant & Eisenhofer, P.A.

123 Justison Street, 6th Floor

Wilmington, DE 19801

215-910-1950

mweinberg@gelaw.com

Schedule II

Obligations of Acquired Funds

PL Trustee Indemnification Agreements

Pacific Funds Series Trust Deferred Compensation Plan

See also litigation matters described in Schedule I which are incorporated herein by reference.

PACIFIC FUNDS

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the "Agreement") is made as of the date set forth on the signature page by and between Pacific Funds, a Delaware statutory trust (the "Trust"), and the trustee of the Trust whose name is set forth on the signature page (the "Trustee"}

WHEREAS, the Trustee is a trustee of the Trust, and the Trust wishes the Trustee to continue to serve in that capacity; and

WHEREAS, the Declaration of Trust and By-Laws of the Trust and applicable laws permit the Trust to contractually obligate itself to indemnify and hold the Trustee harmless to the fullest extent permitted by law;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below. Certain capitalized terms used herein are defined in Section 5

1. Indemnification. The Trust shall indemnify and hold harmless the Trustee against any Expenses actually and reasonably incurred by the Trustee in any Proceeding arising out of or in connection with the Trustee's service to the Trust, to the fullest extent permitted by the Declaration of Trust and By-Laws of the Trust and the general trust law of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940 (the "1940 Act"), as now or hereafter in force, subject to the provisions of (a) and

(b) of this Section L

(a) Disabling Conduct. The Trustee shall be indemnified pursuant to this Section 1 against any such Expenses unless the Trustee is subject to such Expenses by reason of the Trustee's willful misfeasance, bad faith, gross negligence, 01 reckless disregard of the duties involved in the conduct of his or her office as defined in such Section l 7(h) of the 1940 Act ("Disabling Conduct")

(b) Conditions to Indemnification. The Trustee shall be indemnified pursuant to this Section 1 if either:

(1) the court or other body before which the Proceeding relating to the Trustee's liability is brought shall have rendered a Final Decision on the merits, finding that the Trustee is not liable by reason of Disabling Conduct or is entitled to indemnification; 01

(2) the Proceeding against the Trustee shall have been dismissed for insufficiency of evidence of any Disabling Conduct with which the Trustee has been charged; 01

  (3) in the absence of such a Final Decision, dismissal or withdrawal, a determination shall have been made that the Trustee is not ineligible by reason of Disabling Conduct, based upon a review of the facts, by either the vote of a majority of a quorum of Independent Trustees or Independent Counsel in a written opinion, under the procedures set forth in Section 4.

2. Requests for Advancement of Expenses. The Trust shall promptly advance funds to the Trustee to cover any and all Expenses the Trustee incurs with respect to any Proceeding arising out of or in connection with the Trustee's service to the Trust, to the fullest extent permitted by the laws of the State of Delaware, the Securities Act of 1933, and the 1940 Act , as such statutes are now or hereafter in force, subject to the provisions of this Section 2

A request by the Trustee for advancement of funds for such Expenses shall be made in writing addressed to the Secretary of the Trust, and shall be accompanied by the Trustee's written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification. The Secretary of the Trust shall promptly advise the Board of any request received

Funds shall be advanced to the Trustee pursuant to this Section 2 upon the occurrence of any one of the following:

(1) the Trust and the Trustee receive written confirmation in reasonably acceptable form that the Trust is insured against losses arising by reason of any lawful advancements;

(2) a determination is made, under the procedures set forth in Section 4, by the vote of a majority of a quornm of Independent Trustees or, if such a quornm is not obtainable or if the Independent Trustees so direct, by Independent Counsel in a written opinion, based on a review of the readily available facts then known (as opposed to a foll trial-type inquiry), that there is reason to believe that the Trustee ultimately will be found to be entitled to indemnification; or

(3) the Trust receives a written secured undertaking by the Trustee (or on the Trustee's behalf) to repay such advancements upon a Final Decision or Judgment that he or she has engaged in Disabling Conduct, and security (in any reasonable form, including a personal secured note from the Trustee) for such advancements.

3.	Request for Indemnification.

A request by the Trustee for indemnification shall be made in writing addressed to the Secretary of the Trust TheSecretary of the Trust shall promptly advise the Board of any request received. Upon the Trustee's request for indemnification, a determination with respect to the Trustee's entitlement thereto shall be made, under the procedures set forth in Section 4, by the vote of a majority of a quorum of Independent Trustees or, if such a quorum is not obtainable or if the Independent Trustees so direct, by Independent Counsel.

4. Procedures Governing Determinations. The procedures set forth in this Section, subject to the requirements of Applicable Law, govern determinations regarding advancements of expenses and indemnification

(a) Rebuttable Presumption. In any determination by the Independent Trustees or Independent Counsel, the Trustee shall be afforded a rebuttable presumption that the Trustee did not engage in Disabling Conduct

(b) Cooperation. The Trustee shall cooperate with the person or persons making a determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Trustee and reasonably necessary to such determination. Any Expenses incurred by the Trustee in so cooperating shall be borne by the Trust, irrespective of the determination as to the Trustee's entitlement to indemnification or advancement of Expenses

(c) Independent Counsel. If the determination of entitlement to indemnification 01 advancement of Expenses is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board, subject to the exception set forth in Section 4(d), and the Trust shall give written notice to the Trustee advising the Trustee of the identity of the Independent Counsel selected. The Trustee may, within five business days after receipt of such written notice, deliver to the Trust a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in Section 5, and shall set forth with particularity the factual basis of such assertion. Upon such objection, the Board shall select another Independent Counsel If within ten business days after submission by the Trustee of such written objection no Independent Counsel shall have been selected without objection, then either the Trust or the Trustee may petition the Superior Court of the State of California or any other court of competent jurisdiction for resolution of any objection that shall have been made to the selection of Independent Counsel and/01 for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel

The Trust shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(d) Failure to Make Timely Determination. If the person or persons empowered or selected under Sections 2 or 3 to determine whether the Trustee is entitled to indemnification or advancement of Expenses shall not have made such determination within thirty days after receipt by the Trust of the request therefor, the Trustee may select an attorney (1) who possesses 1940 Act experience and (2) whose selection is approved by the trustees who are not "interested persons" of the Trust under the 1940 Act; provided, however, that such thirty-day period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto and provide written notice to the Trustee of the need for such an extension.

(e) Payment Upon Determination of Entitlement. If a determination is made pursuant to this Agreement that the Trustee is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Trustee shall be made within ten business days after such determination (and, in the case of advancements of further Expenses, within ten days after submission of supporting information) If such payment is not made when due, the Trustee shall be entitled to an adjudication in an appropriate court of the State of California, or in any other court of competent jurisdiction, of the Trustee's entitlement to such indemnification or advancements. The Trustee shall commence such proceeding seeking an adjudication within one year following the date on which he or she first has the right to commence such proceeding pursuant to this paragraph. In any such proceeding, the Trust shall be bound by the determination that the Trustee is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Trustee of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, or (ii) a prohibition of such indemnification or advancements under applicable law.

(f) Appeal of Adverse Determination. If a determination is made that the Trustee is not entitled to indemnification or advancements, the Trustee shall be entitled to an adjudication of such matter in an appropriate court of the State of California or in any other court of competent jurisdiction. Alternatively, the Trustee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association The Trustee shall commence such proceeding or arbitration within one year following the date or which the adverse determination is made. Any such judicial proceeding or arbitration shall be conducted in all respect as a de novo trial or arbitration on the merits, and the Trustee shall not be prejudiced by reason of such adverse determination.

(g) Expenses of Appeal. If the Trustee seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Trustee shall be entitled to recover from the Trust, and shall be indemnified by the Trust against, any and all Expenses actually and reasonably incurred by the Trustee in such judicial adjudication or arbitration, but only if the Trustee prevails therein. If it shall be determined in such judicial adjudication or arbitration that the Trustee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Trustee in connection with such judicial adjudication or arbitration shall be appropriately prorated

(h) Validity of Agreement In any judicial proceeding or arbitration commenced pursuant to this Section 3, the Trust (unless otherwise determined by the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act) shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Trust, and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all the provisions of this Agreement

Section 4. General Provisions.

(a) Non-Exclusive Rights. The provisions for indemnification of, and advancement of Expenses to, the Trustees set forth in this Agreement shall not be deemed exclusive of any other rights to which the Trustee may otherwise be entitled. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Trustee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, if such payment is not recoverable from the Trustee

(b) Continuation of Provisions. This Agreement shall be binding upon all successors of the Trust, including without limitation any transferee of all or substantially all assets of the Trust and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Trustee's spouse, heirs, assigns, devisees, executors, administrators and legal representatives. The provisions of this Agreement shall continue until the later of (1) ten years after the Trustee has ceased to provide any service to the Trust, and (2) the final termination of all Proceedings in respect of which the Trustee has asserted, is entitled to assert, or has been granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by the Trustee pursuant to Section 3 relating thereto. No amendment of the Declaration of Trust or By-Laws of the Trust shall limit or eliminate the right of the Trustee to indemnification and advancement of expenses set forth in this Agreement

(c) Selection of Counsel. The Trust shall be entitled to assume the defense of any Proceeding for which the Trustee seeks indemnification or advancement of expenses under this Agreement However, a Trustee may request separate counsel if he or she so elects; counsel selected by the Trustee shall conduct the defense of the Trustee to the extent reasonably determined by such counsel to be necessary to protect the interests of the Trustee, and the Trust shall indemnify the Trustee therefore to the extent otherwise permitted under this Agreement, if (1) the Trustee reasonably determines that there may be a conflict in the Proceeding between the positions of the Trustee and the positions of the Trust or the other parties to the Proceeding that are indemnified by the Trust and not represented by separate counsel, or the Trustee otherwise reasonably concludes that representation of both the Trustee, the Trust and such other parties by the same counsel would not be appropriate, or (2) the Proceeding involves the Trustee but neither the Trust nor any such other party and the Trustee reasonably withholds consent to being represented by counsel selected by the Trust If the Trust shall not have elected to assume the defense of any such Proceeding for the Trustee within thirty days after receiving written notice thereof from the Trustee, the Trust shall be deemed to have waived any right it might otherwise have to assume such defense.

(d) D&O Insurance. For a period of six years after the Trustee has ceased to provide services to the Trust, the Trust shall purchase and maintain in effect, through "tail" or other appropriate coverage, one or more policies of insurance on behalf of the Trustee to the maximum extent of the coverage provided to the active trustees of the Trust, unless (1) such insurance is not generally available, or (2) in the reasonable business judgment of the persons then constituting the Board the premium for such insurance is substantially disproportionate to the amount of coverage afforded

(e) Subrogation. In the event of any payment by the Trust pursuant to this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Trustee, who shall, upon reasonable written request by the Trust and at the Trust's expense, execute all such documents and take all such reasonable actions as are necessary to enable the Trust to enforce such rights. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Trust or the Trustee to proceed or collect against any insurers and to give such insurers any rights against the Trust under or with respect to this Agreement, including without limitation any right to be subrogated to the Trustee's rights hereunder, unless otherwise expressly agreed to by the Trust in writing, and the obligation of such insurers to the Trust and the Trustee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement

(f) Notice of Proceedings. The Trustee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of expense pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Trustee's rights or the Trust's obligations under this Agreement, except to the extent that the rights of the Trust are materially adversely affected by such delay

(g) Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party at the address specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt by the addressee) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, or (2) by nationally recognized overnight courier service.

(h) Severability If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable

(i) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Trust and the Trustee pertaining to the subject matter of indemnification, advancement of expenses and insurance. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party's successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time

(j) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement

(k) Counterparts This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document

(1) Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the 1940 Act and the laws of the state of organization of the Trust without reference to principles of conflict of laws.

5.       Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	"Board" means the board of trustees of the Trust

(b)	"Disabling Conduct" shall be as defined in Section 1

   (c) "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding, including but not limited to compensation for time personally spent by the Trustee in connection with prosecuting, defending, investigating or acting as a witness in, or preparing to prosecute, defend, investigate or act as a witness in a Proceeding (such compensation shall be calculated at a rate of $500 per hour, with a minimum of $1,000 per day; provided, however, that such rate and minimum shall increase at the same percentage rate as any increases in total annual trustee compensation subsequent to the date of adoption of this Agreement).

(d) "Final Decision" or "Judgment" shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(e) "Independent Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Trust or the Trustee in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or the Trustee in an action to determine the Trustee's rights pursuant to this Agreement, regardless of when the Trustee's act or failure to act occurred

(f) "Independent Trustee" shall mean a trustee of the Trust who is neither an "interested person" of the Trust as defined in Section 2(a)(l9) of the 1940 Act, nor a party to the Proceeding with respect to which indemnification or advances are sought

(g) The term "Proceeding" shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative, and shall also include any proceeding brought by the Trustee against the Trust.

(h) The Trustee's "service to the Trust" shall include without limitation the Trustee's service as a trustee, officer, employee, agent or representative of the Trust, and his or her service at the request of the Trust as a trustee, officer, employee, agent or representative of another trust, partnership, joint venture, trust, employee benefit plan 01 other enterprise.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below

Dated:	9-1-2005

PACIFIC FUNDS

By:
			Name:	Glenn S. Schafer
			Title:	President
Address for notices:
700 Newport Center Drive
Newport Beach, CA 92660

TRUSTEE:

Print Name:	Lucie Moore
Address for notices
1842 Port Manleigh Place
Newport Beach, CA 92660

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated:	September 1, 2005

PACIFIC FUNDS

By:
			Name:	Glenn S. Schafer
			Title:	President
Address for notices:
Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660

TRUSTEE:

Print Name:	Nooruddin S. (Rudy) Veerjee
Address for notices
4335 Marina City Drive #1040
Marina del Rey, CA 90292

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below

Dated:	January 1, 2006

PACIFIC FUNDS

By:
			Name:	James T. Morris
			Title:	President
Address for notices:
Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660

TRUSTEE:

Print Name:	Gale K. Caruso
Address for notices
280 Meadows Lane
Yarmouth ME 04096

PACIFIC FUNDS SERIES TRUST
TRUSTEES' DEFERRED COMPENSATION PLAN

I.	ESTABLISHMENT OF THE PLAN

Effective January 1, 2006, Pacific Life Funds (the "Fund"), an open-end management investment company organized as a Delaware business trust (now a Delaware statuary trust), established the Fund's Consolidated Trustees' Deferred Compensation Plan (the "2006 Plan") for the voluntary deferral of compensation by members of the Board of Trustees of the Fund who are not officers or employees of Pacific Life Insurance Company ("Pacific Life") or any Subsidiary.

The 2006 Plan restated, amended and merged the Pacific Life Funds Amended and Restated Trustees' Deferred Compensation Plan, effective January 1, 2005 (for amounts deferred before January 1, 2005) (the "2004 Plan") and the Pacific Life Funds Trustees' Deferred Compensation Plan, effective January 1, 2005 (for amounts deferred on or after January 1, 2005) (the "2005 Plan"). The 2006 Plan was subsequently amended by Amendment No. 1 to the 2006 Plan, effective as of January 1, 2006.

Effective December 3, 2008, the Pacific Life Funds Trustees' Deferred Compensation Plan (the "Plan") restated, amended, consolidated and merged, in their entirety, the 2004 Plan, the 2005 Plan, the 2006 Plan and all amendments thereto. Accordingly, this Plan applies to deferrals under the 2004 Plan, the 2005 Plan and the 2006 Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

Effective July 2, 2010, the Plan was amended and restated to reflect the use of new share classes for Credit Rate Options that had been set forth in the Plan at that time.

Effective October 1, 2015, the Plan was amended and restated to:

(i)	reflect the name change of the Fund from "Pacific Life Funds" to "Pacific Funds Series Trust";
(ii)	reflect the elimination of the Pacific Life Funds Money Market Fund Credit Rate Option;
(iii)	change the default fund noted in Section III (B)(l)(c)(iii) from the Pacific Funds Money Market Fund to the Pacific Funds Portfolio Optimization Conservative;
(iv)	remove the specific listing of the Credit Rate Options in the main body of the Plan; and
(v)	clarify that this Plan is not intended to create any fiduciary relationship between the Trustees and the Fund or the Plan Administrator.

Effective June 19, 2018, the Plan is amended and restated to change the default Credit Rate Option noted in Section III(B)(l )(c)(iii) from Pacific Funds Portfolio Optimization Conservative to Pacific Select Fund Portfolio Optimization Conservative.

II.	DEFINITIONS

For purposes of the Plan, the following definitions shall control:

PF - Deferred Compensation Plan

"Account" means the bookkeeping account established for each Trustee under Section V(A). Each Account will consist of several Sub-Accounts (one Sub-Account for each calendar year a Trustee defers Compensation).

"Beneficiary" means the person, persons or trust designated by the Trustee in writing, as the Beneficiary of his or her Account under the Plan. A Trustee shall have the right to change his or her Beneficiary designation by filing a new Designation of Beneficiary Form (Exhibit D hereto) with the Plan Administrator. If the Trustee shall fail to designate a Beneficiary before death, the Trustee's estate shall be the Beneficiary.

"Board" means the Board of Trustees of the Fund.

"Code" means the Internal Revenue Code of 1986, as amended.

"Compensation" means all compensation to which a Trustee is entitled for services rendered to the Fund as a Trustee, except reimbursement for travel and business expenses.

"Controlled Group" means the Fund and any other entities considered a "single employer" along with the Fund in accordance with applicable Treasury guidance under Section 409A of the Code.

"Credit Rate Option" means the investment fund(s) and applicable share class(es) designated by the Trustee on the Credit Rate Options form for the purpose of determining the Performance Return.

"Disabled" or "Disability" means a Trustee (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan maintained by the Fund.

"Election" means a Trustee's election to defer Compensation made and filed with the Plan Administrator in accordance with Section III.

"Grandfathered Sub-Account" means, with respect to any Trustee, a Sub-Account consisting of amounts earned and deferred in a calendar year before 2005 (and earnings thereon) (i.e., amounts deferred under the 2004 Plan).

"Non-Grandfathered Sub-Account" means, with respect to any Trustee, a Sub-Account consisting of amounts earned and deferred in a calendar year after 2004 (and earnings thereon) (i.e., amounts deferred under the 2005 Plan and this Plan).

"Pay-Out Option" means the manner in which an applicable Sub-Account is to be paid to a Trustee based on such Trustee's designation on a Pay-Out Option Form (Exhibit B-1 hereto) or Change in Pay-Out Option Form (Exhibit B-2 or Exhibit B-3 hereto).

"Plan Administrator" means the Treasurer of the Fund, who shall serve as the administrator of the Plan.

PF - Deferred Compensation Plan

"Separation from Service" means the Trustee's good-faith and complete termination of the Trustee's service for the Fund. No Separation from Service shall have occurred if the Trustee reasonably anticipates that he or she will provide future service to the Fund or any member of the Controlled Group as a director, trustee or employee.

"Subsidiary" means any corporation that is a subsidiary corporation of Pacific Life, within the meaning of section 424(f) of the Code. The Fund shall not be considered a subsidiary of Pacific Life for purposes of the Plan.

"Trustee" means a member of the Board who is not an employee of Pacific Life or any Subsidiary thereof.

"Unforeseeable Emergency" means: (1) a severe financial hardship to the Trustee resulting from an illness or accident affecting the Trustee, his or her spouse or his or her dependents, (2) the loss of the Trustee's property due to casualty or other similar extraordinary unforeseeable circumstances arising as a result of events beyond the Trustee's control, or (3) such other event or circumstance that constitutes an unforeseeable emergency in accordance with applicable Treasury guidance under section 409A of the Code.

III. PARTICIPATION

A.	Deferral of Compensation. Each Trustee's Election must be irrevocable as to all amounts deferred in conformity therewith as of the first day of the calendar year to which such election applies or the date upon which a newly-elected Trustee's Election is effective, as described below. An Election to defer compensation must defer the pay-out of a designated amount of the Trustee's annual Compensation, but not less than $1,000 of the Trustee's annual Compensation. Each Trustee will have a separate Sub-Account established for such Trustee's deferrals for each year of participation in the Plan.

B.	Election to Defer Compensation.

1.	To defer Compensation for a given calendar year, a Trustee must complete the steps described in subparagraphs (a) (b) and (c) below prior to the deadline for electing to defer compensation as described in Section III (B)(2).

(a)	Step One. Complete a new Participation Agreement (Exhibit A hereto).

(b)	Step Two. Designate a Pay-Out Option as provided on the Pay-Out Option Form (Exhibit B-1 hereto). Permissible Pay-Out Options consist of the following:

(i)	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred; or

PF - Deferred Compensation Plan

(ii)	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service; or

(iii)	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year following the year in which the Trustee experiences a Separation from Service, whichever is earlier; or

(iv)	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

(c)	Step Three. Designate one or more Credit Rate Options for Compensation under the Designation of Credit Rate Options Form (the "Credit Rate Options Form") (Exhibit C hereto), unless such Trustee previously filed a Credit Rate Options Form and does not want to modify the designations made on such form. Additional information regarding Credit Rate Options follows.

(i)	A Trustee may, from time to time, change the designated Credit Rate Options applicable to such Trustee's Account. Any selection of Credit Rate Options shall apply to all of such Trustee's Sub-Accounts. The designated Credit Rate Options shall remain effective for all future amounts deferred under the Plan until the Trustee changes his or her designated Credit Rate Options by completing a new Credit Rate Options Form and filing it with the Plan Administrator. The new designation of Credit Rate Options shall apply to the entire outstanding balance in the Trustee's Account (all Sub-Accounts) attributable to deferred Compensation and to prospective deferred Compensation amounts (i.e., it "rebalances" the Trustee's entire Account to reflect the newly designated Credit Rate Options), and shall take effect based on the date and time the properly completed Credit Rate Options Form is received by the Plan Administrator. The Plan Administrator may impose a limit on the number of changes permitted.

(ii)	The Plan Administrator shall credit (or charge, as applicable) a Performance Return to the balance of each Trustee's Account as of the first day of each calendar quarter in an amount equal to the Performance Return of the Credit Rate Options in effect for that preceding calendar quarter.

(iii)	Each Credit Rate Option available under the Plan is listed on the Credit Rate Options Form (Exhibit C hereto). The Credit Rate Options Form may be amended by the Plan Administrator from time to time to reflect the addition or elimination of, or any limitations with respect to, available Credit Rate Options and (or other changes) applicable share classes. The Plan Administrator will notify Trustees who have deferred Compensation allocated to a Credit Rate Option that becomes unavailable during the deferral period. Upon receipt of such notice, Trustees may complete a new Credit Rate Options Form designating a new Credit Rate Option with respect to amounts allocated to the unavailable Credit Rate Option. The new Credit Rate Options Form executed pursuant to this Section will take effect on the next business day following receipt of the new Credit Rate Options Form by the Plan Administrator, notwithstanding the provisions of Section III(B)(l )(c)(i). If no new Credit Rate Options Form is received by the Plan Administrator before the Credit Rate Option is terminated, then, upon the termination of that Credit Rate Option, any deferred Compensation associated with such Credit Rate Option, and any percentage allocated to such terminated Credit Rate Option, shall be moved to and deemed an allocation to the Pacific Select Fund Portfolio Optimization Conservative Credit Rate Option.

PF - Deferred Compensation Plan

2.	Deadline for Electing to Defer Compensation. To defer Compensation for a given calendar year or portion thereof (in the case of a newly-elected Trustee), a Trustee must satisfy the requirements of Section III (B)(l) prior to the later of:

(a)	The last day of the year preceding the calendar year for which such deferral will be effective; or

(b)	The day that is 30 days after such Trustee is first elected a Trustee. An Election to defer compensation made within 30 days of such Trustee's becoming a Trustee shall take effect from the later of the date designated in the Election or the date the Election is received by the Plan Administrator.

C.	Change in Pay-Out Option. A Trustee may alter the Pay-Out Option applicable to any one of a Trustee's Sub-Accounts pursuant to this Section III (C), provided that such altered Pay-Out Option must apply to the entire balance of such Trustee's Sub-Account and must satisfy the conditions to altering Pay-Out Options described in Section III (C)(3) below.

1.	Non-Grandfathered Sub-Accounts. A Trustee may alter the Pay-Out Option with respect to a Non-Grandfathered Sub-Account by completing and submitting a Change in Pay-Out Option Form (Exhibit B-2 hereto). Permissible altered Pay-Out Options for Non-Grandfathered Sub-Accounts consist of the following:

(a)	A lump sum in any designated January no earlier than five (5) years following the date distribution of the Sub-Account would have commenced under the immediately prior effective Election; or

(b)	Up to ten (10) annual installments commencing in any designated January which occurs no earlier than five (5) years following the date distribution of the Sub-Account would have commenced under the immediately prior effective Election.

PF - Deferred Compensation Plan

2.	Grandfathered Sub-Accounts. A Trustee may alter the Pay-Out Option with respect to a Grandfathered Sub-Account by completing and submitting a new Change in Pay-Out Option Form (Exhibit B-3 hereto). Permissible altered Pay-Out Options for Grandfathered Sub-Accounts consist of the following:

(a)	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred; or

(b)	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service; or

(c)	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year following the year in which the Trustee experiences a Separation from Service, whichever is earlier; or

(d)	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

3.	Conditions to Altering Pay-Out Options.

(a)	Non-Grandfathered Sub-Accounts. Any attempt to alter the Pay-Out Option with respect to a Non-Grandfathered Sub-Account must satisfy the conditions of this paragraph (a) or will be disregarded for purposes of such Sub-Account:

(i)	Any change in Pay-Out Option may not be made less than 12 months before the date distribution of the applicable Sub-Account would have begun under the immediately prior designated Pay-Out Option;

(ii)	Any change in Pay-Out Option may not take effect for at least 12 months following the date such change is made;

(iii)	Any change in Pay-Out Option may not permit distribution of the Sub Account to which such change relates earlier than 5 years following the date such Sub-Account would have been distributed under the immediately prior designated Pay-Out Option; and

(iv)	No change in Pay-Out Option may accelerate the distribution of any Sub-Account.

(b)	Grandfathered Sub-Accounts. Any attempt to alter the Pay-Out Option with respect to a Grandfathered Sub-Account must satisfy the following condition or will be disregarded for purposes of such Sub-Account: any change in Pay-Out Option may not be made less than 6 months before the date distribution of the applicable Sub-Account would have begun under the immediately prior effective designated Pay-Out Option.

PF - Deferred Compensation Plan

D.	Beneficiary Designations. Each Trustee may designate a Beneficiary to receive pay-out of the Trustee's Account (including all Sub-Accounts) upon his or her death by completing and submitting a Designation of Beneficiary Form (Exhibit D hereto). A Trustee may change such Beneficiary designation from time to time by completing and submitting a new Designation of Beneficiary Form. If a Trustee dies and has not designated a Beneficiary, then the balance of such Trustee's Account shall be paid to the Trustee's estate as provided in Section IV of this Plan.

IV.	ADDITIONAL RULES REGARDING PAY-OUT OF TRUSTEE ACCOUNTS

Notwithstanding a Trustee's designation of a Pay-Out Option with respect to a Sub-Account, the following provisions of this Section IV shall govern the Pay-Out of such Sub-Account, if applicable.

A.	Pay-Out Following Death. If the Trustee dies while serving as Trustee or following such Trustee's Separation from Service, a pay-out of the balance of the Trustee's Account, if any, as of the first day of the calendar quarter in which the Trustee dies, shall be made in a lump sum to the Trustee's Beneficiary. Such pay-out shall be made by the Fund within a reasonable time following receipt of notice of the Trustee's death, but in no event later than 90 days following such Trustee's death.

B.	Pay-Out upon Disability, Non-Grandfathered Sub-Account. With respect to all Non Grandfathered Sub-Accounts only, if the Trustee becomes Disabled while serving as Trustee, a pay-out of the balance of the Trustee’s Non-Grandfathered Sub-Accounts, if any, as of the first day of the calendar quarter in which such Disability occurs, shall be made in a lump sum to the Trustee. Such pay-out shall be made by the Fund within a reasonable time following the Trustee's Disability, but in no event later than 90 days following such Trustee's Disability. The Trustee will be required to provide such information and evidence as the Plan Administrator may require in order to substantiate Disability in accordance with the terms of this plan.

C.	Pay-Out upon Unforeseeable Emergency, Non-Grandfathered Sub-Account. With respect to any Non-Grandfathered Sub-Account only, if the Trustee has an Unforeseeable Emergency, then, notwithstanding anything in the Plan to the contrary, upon application to the Board in the form and manner determined by the Board such Trustee may receive a distribution from his or her Non-Grandfathered Sub-Accounts in an amount not to exceed the amount necessary to satisfy the Unforeseeable Emergency plus any taxes payable as a result of such distribution. The Trustee will be required to provide evidence sufficient in the Board's discretion to substantiate the Unforeseeable Emergency. The members of the Board (except the Trustee, if applicable) have sole and absolute discretion in determining whether a Trustee has experienced an Unforeseeable Emergency and in determining the amount of the distribution.

PF - Deferred Compensation Plan

V.	ACCOUNTS

A.	Establishment of Accounts. The Plan Administrator shall credit the amount of Compensation deferred by a Trustee to the Trustee's Account at the time it would, but for the Trustee's Election, have been payable to the Trustee. The Accounts shall be credited or charged during the deferral period with performance returns, which include reinvestment of all dividend and capital gain distributions (together the "Performance Return"), based on the performance of the designated Credit Rate Options. The Performance Return for deferred Compensation shall be based on the performance of the Credit Rate Option(s) designated by the Trustee, in accordance with Section III (B)(l)(c). The Plan Administrator shall render a quarterly statement showing deferred Compensation Performance Return in accordance with Section III (B)(l)(c).

B.	No Secured Interest. The obligations of the Fund or any of its portfolios under the Plan shall constitute an unfunded and unsecured promise by the Fund to satisfy such obligations. The designation of an Account in the name of any Trustee shall be for bookkeeping purposes only and shall not create an obligation for the Fund or any of its portfolios on behalf of the Trustee to fund any obligations under the Plan. Any assets which the Fund or any of its portfolios may set aside to meet its liabilities under the Plan shall remain general assets of the Fund and the pertinent portfolio subject to the claims of its creditors.

C.	Trustee's Acknowledgment. A Trustee, by executing an Election, acknowledges that neither the Trustee nor his or her Beneficiary has any special or beneficial interest in any asset of the Fund or any of its portfolios.

VI.	AMENDMENT, SUSPENSION OR TERMINATION

The Board shall have the right at any time, at its sole discretion, to amend, suspend or terminate the Plan, provided that no such amendment, suspension or termination shall adversely affect the right of a Trustee to receive the amount already credited to his or her Account.

VII.	PLAN ADMINISTRATOR AND CLAIMS PROCEDURE

A.	Claim for Benefits. Benefits shall be paid in accordance with the provisions of this Plan. The Trustee or Beneficiary, as applicable, shall make a written request to the Plan Administrator for the benefits provided under the Plan, on a form provided by the Plan Administrator.

B.	Interpretation of Plan. The Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Interpretations of and determinations related to the Plan made by the Board in good faith, including any determinations of the amounts of accruals, shall be conclusive and binding upon all parties, and neither the Board nor the Fund shall incur any liability to a Trustee or Beneficiary for any such interpretation or determination so made or for any other good faith action taken by it in connection with the Plan.

PF - Deferred Compensation Plan

VIII.	NO FIDUCIARY RELATIONSHIP

Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Fund or the Administrator, or their respective officers, directors or trustees, on the one hand, and any Trustee or his or her beneficiaries, on the other hand.

IX.	ASSIGNABILITY

No benefit under the Plan shall be subject to any sale, transfer, assignment, pledge, collateralization or attachment.

X.	GOVERNING LAW

The Plan shall be governed by the laws of the State of California. A Trustee or Beneficiary shall have recourse only against the Fund for enforcement of the terms of the Plan. The terms of the Plan shall be binding upon the Trustee, his or her Beneficiary and the successors and assigns of the Fund.

XI.	FUND OBLIGATION

A copy of the Fund's Amended and Restated Agreement and Declaration of Trust ("Trust Agreement") is on file with the Secretary of the State of Delaware and notice is hereby given that the Trust Agreement has been executed on behalf of the Fund by a Trustee of the Fund in his or her capacity as Trustee and not individually. The obligations of the Plan shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually

Effective Date: June 19, 2018

PACIFIC FUNDS SERIES TRUST		Witnessed by:

By:
Its:	Howard T. Hirakawa		Laurene E. MacElwee
	Senior Vice President		VP & Assistant Secretary

Date:	June 19, 2018	Date:	June 19, 2018

PF - Deferred Compensation Plan

Schedule III

Acquired Funds’ Material Non-Compliance with Investment Policies and Investment Restrictions

Nothing to disclose.

Schedule IV

Material Proceedings or Investigations of Acquiring Funds

None.